Exhibit 10(b)3
SECOND AMENDMENT TO
AVAILABILITY AGREEMENT
BETWEEN
MIDDLE SOUTH ENERGY, INC.
AND
ARKANSAS POWER & LIGHT COMPANY,
LOUISIANA POWER & LIGHT COMPANY,
MISSISSIPPI POWER & LIGHT COMPANY, and
NEW ORLEANS PUBLIC SERVICE INC.
THIS SECOND AMENDMENT, dated as of the 15th day of June, 1981, between Middle South Energy, Inc. (MSE) and Arkansas Power & Light Company (AP&L), Louisiana Power & Light Company (LP&L), Mississippi Power & Light Company (MP&L) and New Orleans Public Service Inc. (NOPSI), to the Availability Agreement, dated as of the 21st day of June, 1974, between MSE and AP&L, Arkansas-Missouri Power Company (Ark-Mo), LP&L, MP&L and NOPSI, as amended by the First Amendment thereto dated as of June 30, 1977 (Availability Agreement), WITNESSETH THAT:
WHEREAS, pursuant to the provisions of Section 3 of the Availability Agreement, it has been agreed that on or before the date on which Unit No. 1 of the Project is placed in commercial operation MSE and the Parties will join in executing such document or documents as may be necessary for MSE to become a party to the System Agreement and that MSE will make available to the Parties under the then applicable provisions of the System Agreement (or any agreement substituted therefor) all Power available from time to time at any MSEI Generating Unit; and
WHEREAS, pursuant to the provisions of Section 4 of the Availability Agreement, it has been agreed that the Parties shall be entitled, subject to the then applicable requirements of the System Agreement (or any agreement substituted therefor), to receive all Power available from time to time at any MSEI Generating Unit and shall be responsible for certain of the operating expenses of such Units apportioned in accordance with the formula set forth in Section 4; and
WHEREAS, Unit No. 1 and Unit No. 2 of the Project are MSEI Generating Units, and MSE and the Parties desire to allocate the Power available to MSE from time to time from these MSEI Generating Units and the operating expenses associated therewith on a fixed percentage basis rather than in accordance with the System Agreement; and
WHEREAS, pursuant to the provisions of Section 5 of the Availability Agreement, it has been agreed that both Unit No. 1 and Unit No. 2 of the Project shall be deemed to be in operation no later than December 31, 1982 for purposes of commencing the accrual of depreciation and amortization with respect to such Units and that, if Unit No. 1 of the Project has been placed in operation on or prior to December 31, 1982, Unit

No. 2 of the Project shall be deemed to be in operation no later than December 31, 1986 for purposes of commencing the accrual of depreciation and amortization with respect to such Unit; and
WHEREAS, the commencement of commercial operation of Unit No. 1 has been deferred to a date subsequent to December 31, 1981 but currently is expected to occur not later than December 31, 1982, and the commencement of commercial operation of Unit No. 2 has been deferred to a date subsequent to December 31, 1985 but currently is expected to occur not later than December 31, 1986; and
WHEREAS, MSE and the Parties deem it desirable that there be an approximate two‑year interval between the presently expected commercial operation dates of the Units and the dates on which the Units shall be deemed to be in operation under the Availability Agreement for purposes of commencing the accrual of depreciation and amortization with respect to such Units; and
WHEREAS, MSE and the Parties have determined that it would be preferable if Power available from any MSEI Generating Unit could be sold either pursuant to the then applicable provisions of the System Agreement or pursuant to the terms of another or other agreements; and
WHEREAS, effective January 1, 1981, the electric properties of Ark-Mo were consolidated with those of AP&L and Ark-Mo was dissolved, and AP&L assumed all of the obligations of Ark-Mo under the Availability Agreement; and
WHEREAS, MSE, AP&L, Ark-Mo, LP&L, MP&L and NOPSI have entered into (i) a First and Fourth Assignment of Availability Agreement, Consent and Agreement, dated as of June 30, 1977 and March 20, 1980, respectively, with Manufacturers Hanover Trust Company, as agent for certain banks, and (ii) a Second and Third Assignment of Availability Agreement, Consent and Agreement, dated as of June 30, 1977 and January 1, 1980, respectively, with United States Trust Company of New York and Malcolm J. Hood, as trustees; and
WHEREAS, it is now appropriate and necessary to revise the provisions of Sections 3, 4 and 5 of the Availability Agreement accordingly.
Now, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties hereto agree with each other as follows:
1.    For the purposes of this Second Amendment to Availability Agreement, any term used herein which has a defined meaning in the Availability Agreement shall have the same meaning herein.
2.    Sections 3, 4 and 5 of the Availability Agreement are hereby amended to read as follows:
“3.    On or before the date on which Unit No. 1 of the Project is placed in commercial operation, AP&L, LP&L, MP&L and NOPSI (Participating Parties) will (a) join with MSEI in executing an agreement which will set forth in detail the terms and provisions for the sale by MSEI to the Participating Parties of Power available to MSEI from Unit No. 1 and Unit No. 2 of the Project (Power Purchase Agreement), or (b) join (together with all other Parties) in executing such document or documents as may be necessary for MSEI to become a party to the System Agreement in such a manner as will cause the Power from the Project to be sold under the terms thereof. MSEI shall, subject to the provisions of this Agreement and the then applicable provisions of the Power Purchase Agreement (or, if applicable, the System Agreement), make available, or cause to be made available, to the Participating Parties all Power available to MSEI from time to time from the Project. On or before the date on which any MSEI Generating Unit other than Unit No. 1 and Unit No. 2 of the

Project (Additional MSEI Generating Unit) is placed in commercial operation, MSEI and the Parties will either (a) join in executing such document or documents as may be necessary for MSEI to become a party to the System Agreement in such a manner as will cause the Power from such Additional MSEI Generating Unit to be sold under the terms thereof or (b) enter into an agreement or agreements which will set forth in detail the terms and provisions for the sale by MSEI to the Parties of Power available to MSEI from such Additional MSEI Generating Unit (Other MSEI Power Agreement). Notwithstanding (a) that MSEI may be a party to the System Agreement at the time it enters into an Other MSEI Power Agreement, or (b) that MSEI may be a party to the Power Purchase Agreement at such time as it joins in the System Agreement, neither MSEI nor the Parties shall have any rights or duties under the System Agreement with respect to the Additional MSEI Generating Units which are subject to any Other MSEI Power Agreement or with respect to Unit No. 1 and Unit No. 2 of the Project if they are then subject to the Power Purchase Agreement. No generating unit or portion thereof owned by MSEI will become an “MSEI Generating Unit” for purposes of this Agreement until it has been designated as such hereunder. MSEI and the Parties will also join in executing at an appropriate time such document or documents as may be necessary for others who become parties to (a) the Power Purchase Agreement, (b) the System Agreement or (c) any Other MSEI Power Agreement to join in and become parties to this Agreement. MSEI shall, subject to the provisions of the then applicable requirements of Section 6 of this Agreement and (a) the Power Purchase Agreement, (b) the System Agreement (or any agreement substituted therefor), or (c) any Other MSEI Power Agreement, make available, or cause to be made available, to the Parties all Power available to MSEI from time to time at arty MSEI Generating Unit.
“4.    The Parties shall, subject to the provisions of the then applicable requirements of Section 7 of this Agreement and (a) the Power Purchase Agreement, (b) the then applicable requirements of the System Agreement (or any agreement substituted therefor) or (c) any Other MSEI Power Agreement be entitled to receive all Power available to MSEI from time to time at any MSEI Generating Unit: provided, that (i) should any Party terminate its participation in (a) the Power Purchase Agreement, (b) the System Agreement or (c) any Other MSEI Power Agreement, then it is agreed that MSEI, such Party and the other Parties shall enter into a separate agreement whereby such Party shall continue to be entitled to receive Power, and obligated to take Power, available to MSEI at any MSEI Generating Unit which has been designated as being subject to this Agreement at the time such Party shall exercise its right to terminate such participation, in such amounts and for such consideration calculated from time to time as if such Party had remained a party to (a) the Power Purchase Agreement, (b) the System Agreement or (c) any Other MSEI Power Agreement, and (ii) should (a) the Power Purchase Agreement, (b) the System Agreement or (c) any Other MSEI Power Agreement be cancelled or terminated, then it is agreed that MSEI and all such Parties shall enter into a separate agreement whereby such Parties shall continue to be entitled to receive Power, and obligated to take Power, available to MSEI at any MSEI Generating Unit at the time of cancellation or termination of (a) the Power Purchase Agreement, (b) the System Agreement or (c) any Other MSEI Power Agreement, in such amounts and for such consideration calculated from time to time as if (a) the Power Purchase Agreement, (b) the System Agreement or (c) any Other MSEI Power Agreement had remained in effect and MSEI and such Parties were parties thereto. Notwithstanding such withdrawal from, or cancellation or termination of, (a) the Power Purchase Agreement, (b) the System Agreement or (c) any Other MSEI Power Agreement, each Party shall remain bound by the terms of this Agreement with respect to any MSEI Generating Unit which has been designated as being subject to this Agreement at the time of such withdrawal, cancellation or termination. The Power available to MSEI from both Unit No. 1 and Unit No. 2 of the Project will be allocated to the Participating Parties according to the following percentages:

AP&L	17.1%
LP&L	26.9%
MP&L	31.3%
NOPSI	24.7%

The percentage applicable to any Participating Party is hereinafter called its “Allocable Share”. Notwithstanding such fixed allocation, the Participating Parties may, pursuant to the Power Purchase Agreement or otherwise, freely assign and transfer all or any portion of their respective Allocable Shares. No such transfer or assignment will change the percentage Allocable Share of any Participating Party hereunder. In consideration of MSEI’s commitment to undertake construction of the Project and, its other obligations hereunder and of the right of the Parties to receive Power available to MSEI at any MSEI Generating Unit under the terms of (a) the Power Purchase Agreement, (b) the System Agreement or (c) any Other MSEI Power Agreement, the Parties agree to pay to MSEI, commencing on the date on which a particular MSEI Generating Unit is deemed to be in operation for the purposes of this Agreement, such amounts from time to time as, when added to amounts received by MSEI from any other source, including, but not limited to, amounts (if any) received by MSEI with respect to such MSEI Generating Unit under the terms of (a) the Power Purchase Agreement, (b) the System Agreement or (c) any Other MSEI Power Agreement, shall be at least equal to MSEI’s total operating expenses and interest charges with respect to such MSEI Generating Unit, including (without limitation), for the purposes of this Agreement, (i) all expenses, deductions, charges and other items properly chargeable to the applicable Income Accounts 400 to 435, inclusive, of the Uniform System of Accounts prescribed by the Federal Energy Regulatory Commission for Class A and Class B Public Utilities and Licensees, as in effect on April 1, 1980 (Uniform System of Accounts), or, if such MSEI Generating Unit is not in service for any reason, all expenses, deductions, charges and other items which would be chargeable to the above Accounts if such MSEI Generating Unit were in service; it being agreed that when a particular generating unit is designated as being subject to this Agreement by MSEI and the Parties, then, solely for the purposes of determining MSEI’s total operating expenses under this Section 4, such MSEI Generating Unit shall be deemed to be in operation on the date, and the accrual of depreciation as an operating expense with respect to the MSEI Generating Unit shall be deemed to commence on the date, at the rate and in the manner and continue for the duration, as is specified in the document so designating such generating unit as an MSEI Generating Unit subject to this Agreement, whether or not such MSEI Generating Unit is actually in operation on such date, and (ii) such expenses as might be incurred in connection with permanent shut-down of any MSEI Generating Unit which is nuclear-fueled and, in the event of any such shut-down, for perpetual maintenance and surveillance of any such facility in accordance with, and as required by, all applicable regulations established by any governmental authority having jurisdiction. Payments of all such expenses, deductions, charges, and other items to be made pursuant to this Section 4 shall be made monthly and (a) with respect to Unit No. 1 and Unit No. 2 of the Project shall be apportioned severally and not jointly among the Participating Parties, in accordance with the Allocable Share of each Participating Party, and (b) with respect to any Additional MSEI Generating Unit shall be apportioned among the Parties whose Company Capability is less than their Capability Responsibility, as such terms are defined in the System Agreement and as determined in accordance with Section 10 of the System Agreement, in the ratio of each such Party’s deficiency to the sum of the deficiencies of all such deficient Parties; provided, however, that if in any month no Party has such a deficiency then the payments for such month shall be apportioned among the Parties in accordance with the ratio of their then respective Capability Responsibilities, as such term is defined in the System Agreement. For the purpose of this Agreement, the Capability of all MSEI Generating Units shall be included in the System Capability, as such terms are defined in the System Agreement. In the event the System Agreement is not then in effect, or has been amended or interpreted so that at least one or more of the Parties is not obligated to make the entire payment herein provided, then the Parties agree to make payments hereunder with respect to any Additional MSEI Generating Unit in accordance with the ratio of their then respective “Capability Responsibilities”, as such term is defined in Appendix A attached hereto and made a part hereof and not as defined in the System Agreement. Payments made by any Participating Party to MSEI pursuant to this Section 4 with respect to Unit No. 1 and Unit No. 2 of the Project shall be applied as a credit to such Participating Party’s liability for payments to MSEI under the Power Purchase Agreement or the System Agreement, as the case may be. Payments made by any Party to MSEI pursuant to this Section 4 with respect to any Additional MSEI Generating Unit shall be applied as a credit to such Party’s liability for payments to MSEI under (a) the System Agreement or (b) any Other MSEI Power Agreement.
“5.    For the purpose of determining MSEI’s expenses and the Participating Parties’ obligations under Section 4 of this Agreement with respect to Unit No. 1 and Unit No. 2 of the Project, it is hereby agreed that both Unit No. 1 and Unit No. 2 of the Project shall be deemed to be in operation on the earlier of December 31, 1984 (whether or not such Units, or either of them, are then completed or in operation) or the date on which either of such Units is first placed in commercial operation as determined under the Power Purchase Agreement, and the accrual of depreciation and amortization with respect to the Project shall be deemed to commence on the earlier of such dates; that such accrual of depreciation and amortization shall be at the rate of 3.65% per annum of the aggregate amount properly chargeable (prior to the deduction therefrom of any depreciation and amortization) at the time with respect to the Project to Balance Sheet Accounts 101, 102, 103, 104, 105, 106, 107 (the aforementioned accounts being exclusive of land and land rights), 118, 120 (.1 through .5), 121, 123, 123.1, 124, 151, 152, 153, 154, 155, 156, 157, 163, 182, 183, 184, 185, 186, 187, and 188 of the Uniform System of Accounts and such other accounts as are properly subject to depreciation or amortization at the time pursuant to such Uniform System of Accounts; and that such accrual shall continue during each of the first 27.4 years after the date of commencement of such accrual hereunder whether or not such Units, or either of them, shall ever commence operation and/or remain in operation; provided, however, that if Unit No. 1 is placed in commercial operation prior to December 31, 1984 and Unit No. 2 is not completed and ready for service at such time, then until December 31, 1988 or the date Unit No. 2 is placed in commercial operation, whichever date occurs earlier, expenditures included in Account 107 which are identified exclusively with the construction of Unit No. 2 may be excluded from the calculation of the aggregate amount subject to the accrual of depreciation and amortization pursuant to this paragraph.”
3.    All other provisions of the Availability Agreement shall be deemed to continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Availability Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year above written.

MIDDLE SOUTH ENERGY, INC.	LOUISIANA POWER & LIGHT COMPANY

By:/s/ Edwin A. Lupberger Senior Vice Presiden	By: /s/ J. M. Wyatt President and Chief Executive Officer

ARKANSAS POWER & LIGHT COMPANY	MISSISSIPPI POWER & LIGHT COMPANY

By:/s/ Jerry L. Maulden President and Chief Executive Officer	By: /s/ D. C. Lutken President and Chief Executive Officer

NEW ORLEANS PUBLIC SERVICE INC.

By:/s/ James M. Cain President and Chief Executive Officer